UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 7, 2010 (August 13, 2010)
Date of Report (Date of earliest event reported)
CARE INVESTMENT TRUST INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-33549 (Commission File Number)	38-3754322 (I.R.S. Employer Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York	10017
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (212) 771-0505
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Care Investment Trust Inc. (the “Company”) is filing this Form 8-K/A to update the disclosure provided in the Company’s August 13, 2010, Form 8-K relating to the appointment of Michael G. Barnes, Geoffrey N. Kauffman, William A. Houlihan and Jonathan Ilany to the Company’s Board of Directors.
     In addition to serving on the Company’s Audit Committee, Messrs. Houlihan and Ilany have been appointed to serve on the Company’s Compensation, Nominating and Governance Committee alongside current member, Rainer Twiford. The Company has also appointed Flint D. Besecker to the Compensation, Nominating and Governance Committee, and Mr. Besecker will serve as Chairman of the Committee.
     On September 30, 2010, the Board of Directors of the Company approved a new director compensation package. Each of the Company’s non-management directors (Messrs. Besecker, Twiford, Houlihan and Ilany) is entitled to receive an annual retainer of $50,000, of which $15,000 shall be paid in the form of Company restricted stock. The annual retainer shall be paid quarterly in arrears, commencing with the quarter ended September 30, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 7, 2010

CARE INVESTMENT TRUST INC.
By:	/s/Paul F. Hughes
	Name:	Paul F. Hughes
	Title:	Chief Compliance Officer and Secretary